UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 11, 2006 (June 30,
2006)


                  DataLogic International, Inc.
_____________________________________________________________________________
      (Exact name of registrant as specified in its charter)

   Delaware                    0-30382               33-0755473
_____________________________________________________________________________
(State or other jurisdiction (Commission File Number)  (I.R.S. Employer
          of incorporation)                              Identification No.)

    18301 Von Karman Ave, Suite 250, Irvine, California 92612
_____________________________________________________________________________
             (Address of principal executive offices)

                          (949) 260-0120
_____________________________________________________________________________
                 (Registrant's telephone number)

____________________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement

On June 30, 2006, DataLogic International, Inc. ("DataLogic") and its wholly owned subsidiary IPN Communications, Inc. ("IPN") entered into an Asset
Purchase Agreement with Huron Holdings, Inc. ("Huron").   Pursuant to the
Asset Purchase Agreement, DataLogic and IPN will sell to Huron (a) approximately 700 units of its Panther Trak asset tracking device and related inventory and (b) certain other assets related to DataLogic's small fleet/sub-prime lending market operations (including its BounceGPS trademark
and existing customer relationships).   DataLogic and IPN will also license to
Huron, on a non-exclusive basis, certain of their asset tracking device and asset management solution technologies.

In the transaction, Datalogic received from Huron $450,000 in cash and a $250,000 promissory note. The promissory note has a term of two years (with quarterly amortization of principal) and bears interest at 9% per annum. Huron also assumed certain liabilities related to DataLogic's small fleet/sub-prime
lending market operations.   DataLogic will receive a royalty stream equal to
2% of net revenue from Huron's sales of asset tracking devices based substantially on the licensed technology and 5% of net revenue from its sales of asset management solutions based substantially on the licensed technology.

On June 30, 2006, DataLogic entered into an Amendment No. 3 to Secured Term Note and Consent with Laurus Master Fund, Ltd. ("Laurus"), pursuant to which Laurus consented to the transactions contemplated by the Asset Purchase Agreement with Huron and DataLogic agreed to prepay (without premium or penalty) $225,000 of the outstanding principal amount of DataLogic's Secured Term Note held by Laurus. The amount or the prepayment will be applied against DataLogic's next scheduled principal payments under the Secured Term Note.

Item 1.02.  Termination of Material Definitive Agreement

On July 6, 2006, DataLogic and Walt Camping terminated the employment agreement between them. Mr. Camping had served as an Executive Vice President of DataLogic since September 2005 with responsibility for sales of asset
management solutions to the small fleet and sub-prime lending markets.    In
consideration of the termination of the employment agreement and mutual release of any claims, DataLogic transferred to Mr. Camping $110,000 of the principal amount of a note payable to DataLogic from MBSi Capital Corp., Inc. ("MBSi"), of which Mr. Camping is a majority owner. DataLogic also agreed to accept a $50,000 payment from MBSi in satisfaction of MBSi's remaining obligations to DataLogic.

Item 5.02. Departures of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers

Concurrently with the termination of his employment agreement, Mr. Camping resigned as a director of DataLogic. Mr. Camping's resignation was not because of a disagreement with DataLogic, on any matter relating to its operations, policies, or practices.

Item 8.01.  Other Events

DataLogic issued a press release describing the transaction described in this Report on July 10, 2006, a copy of which is included as an Exhibit to this Report.

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Item 9.01.  Financial Statements and Exhibits

Exhibit No.     Description

10.1   Asset Purchase Agreement with Huron Holdings, Inc.
10.2   Technology License Agreement with Huron Holdings, Inc.
10.3   Termination and Mutual Release Agreement with Walt Camping
10.4 Amendment No. 3 to Secured Term Note and Consent with Laurus Master Fund, Ltd.
17.1   Resignation letter of Walt Camping dated July 6, 2006.
99.1   Press Release, dated July 10, 2006


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2006                DATALOGIC INTERNATIONAL, INC.
                                   a Delaware corporation


                                   By: /s/ Keith C. Moore
                                   Name: Keith C. Moore
                                   Title: Chief Executive Officer


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